NEWS RELEASE

For Immediate Release

Nord Resources Reports Copper Production
Improving at Johnson Camp Mine

  Improvement in cash flow expected as a result of increased copper production and higher copper prices

Tucson, Arizona, August 6, 2009 – Nord Resources Corporation (TSX: NRD / OTC: NRDS), which is ramping up copper mining and processing operations at its Johnson Camp Mine in Arizona, today reported that it is achieving steadily improving copper production.

The increasing production is the result of the recent measures implemented by Nord, as previously described in the progress report issued by the company on June 22, 2009. Modifications to the material handling system, specifically to the conveyor chutes and skirting, hoppers and liners have enabled the mine to realize higher throughput rates on a continuous basis.

As a result of these modifications, the mine has been able to increase the stacking rate of ore on the mine’s leach pads and over the past several weeks has reached approximately 80 percent of the design throughput rate. The increase in stacked tons of ore has improved the plant feed grade to the SX plant resulting in a steady increase in the pounds of copper produced. During the last week of July, copper production averaged a monthly rate of approximately 1.3 million pounds, nearly double the previous average of 0.7 million pounds per month that was experienced in the second quarter of 2009.

Plans are proceeding to make further modifications needed to achieve and sustain the nominal stacking rate of 18,000 tons per day that is required to meet the design target production rate of 25 million pounds of copper per year. Based on planned additional modifications to the material handling system and a continued focus on operating efficiencies, the company believes it is on track to reach the annual copper production target in 2009.

The company expects to realize increased cash flow as a result of improvements in the copper production rate and the strengthening of copper prices. As previously mentioned in the company’s progress update of June 22, 2009, the company is continuing to explore a possible financing.

This press release shall not constitute an offer to sell, nor the solicitation for any offers to buy any securities of the company. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. Previously, since February 1, 2008, the company was commercially producing copper from residual leaching of the old dumps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum in 2009. For further information please visit the company’s website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's expectations regarding copper production targets at the Johnson Camp Mine (including its expectation that it will reach full copper production at a rate of approximately 25 million pounds per annum in 2009), and statements concerning the potential of the Johnson Camp Mine.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market prices of copper and sulfuric acid, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer

Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600
or
(416) 518-8479 (cell)
Or by email at wertheim@wertheim.ca.